Company Contact: James R. McKnight, Jr. Chief Executive Officer 615-771-7575	Investor Relations: Kerry D. Massey Chief Financial Officer 615-771-7575

Diversicare to be Acquired by DAC Acquisition LLC for $10.10 Per Share in Cash
Delivers Significant Cash Premium of Approximately 256% to Diversicare Stockholders
BRENTWOOD, TN, (August 27, 2021) – Diversicare Healthcare Services, Inc. (the “Company”) (OTCQX: DVCR), a premier provider of long-term care services, today announced that it has entered into a definitive merger agreement with DAC Acquisition LLC, under which DAC Acquisition LLC will acquire all of the outstanding shares of common stock of Diversicare for $10.10 per share in cash.
The price per share to be paid in the transaction, which was unanimously approved by the Diversicare Board of Directors, represents a premium of approximately 256% to the closing price of $2.84 for Diversicare’s common stock on August 19, 2021, the last trading day prior to announcement of the DAC Acquisition LLC acquisition proposal, and a premium of approximately 210% to the 90-day volume weighted average trading price of $3.26 per share.
Chad McCurdy, Chairman of Diversicare’s Board of Directors, said, “After due consideration, the Board of Directors concluded that this transaction was clearly in the best interests of our stockholders. The Board and I highly value our management team and appreciate their diligent focus through the pandemic. Their efforts to reposition our company the past few years have led us to this opportunity.”
James R. McKnight, Jr., Chief Executive Officer of Diversicare, said, “We could not be more pleased to be joining forces with Mr. Lahasky and his organization with his extensive experience in the long-term care industry. Together, we look forward to continuing to build on the strong momentum Diversicare generated over the past year and share our knowledge of clinical and operational depth with his current portfolio of over 100 skilled nursing facilities.”
Ephram Lahasky, Chief Executive Officer of DAC Acquisition LLC, said, "We are excited by the opportunity to add Diversicare’s centers to our portfolio and to have the opportunity to have access to their team and operating platform. I have closely followed Diversicare’s corporate progress from the perspective of a stockholder and as an operator. The possibilities available to our existing portfolio and Diversicare’s portfolio by this combination are very encouraging.” He continued, "DAC Acquisition LLC views this transaction as a unique opportunity to grow together in the healthcare space with Diversicare's professional leadership team and dedicated staff who care for their thousands of patients daily."
Approvals and Timing
The transaction, which is expected to close in the fourth quarter of 2021, is subject to the approval of Diversicare stockholders, customary regulatory requirements, and customary closing conditions. Following completion of the transaction, Diversicare will become a privately held company, wholly owned by DAC Acquisition LLC, and will no longer be traded on the OTC or subject to SEC reporting obligations.
The merger agreement includes a “go-shop” period, during which Diversicare and its Board of Directors may actively solicit, receive, evaluate, and potentially enter negotiations with parties that offer alternative proposals during a 35-day period following the execution date of the definitive agreement. There can be no assurance this process will result in a superior proposal. Diversicare does not intend to disclose developments about this process unless and until its Board of Directors has made a decision with respect to any potential superior proposal.
The Directors of Diversicare collectively holding approximately 33.4% of the outstanding shares of Diversicare have entered into a voting agreement under which they have agreed to vote all of their Diversicare shares in favor of the transaction.

Advisors
Brentwood Capital Advisors LLC is acting as financial advisor and Bass Berry & Sims is acting as legal counsel to Diversicare.
About Diversicare
Diversicare provides long-term care services to patients in 61 nursing centers and 7,250 skilled nursing beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.

About DAC Acquisition LLC
DAC Acquisition LLC is a privately held Delaware limited liability company of which Ephram Lahasky serves as the Manager. Mr. Lahasky, who has owned and operated Ambulance and Ambulette services since 1990, has significant affiliations with in excess of 100 owned and/or leased skilled nursing and similar centers in over 20 states.

Additional Information and Where to Find It
This communication relates to the proposed merger involving the Company and may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed merger, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC or send to the Company’s stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER AND RELATED MATTERS. The proposed merger will be submitted to the Company’s stockholders for their consideration. Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed by the Company with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC will also be available free of charge on the Company’s website at www.DVCR.com or by contacting the Company at Diversicare Healthcare Services, Inc., 1621 Galleria Boulevard, Brentwood, Tennessee 37027, Attention: Investor Relations.

Participants in the Solicitation
The Company and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger under the rules of the SEC. Information about the directors and executive officers of the Company and their ownership of shares of the Company Common Stock is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 11, 2021, its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 26, 2021, and in subsequent documents filed or to be filed with the SEC, including the Proxy Statement. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the merger, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.

Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The Company has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval or regulatory approval required to consummate the proposed merger and the timing of the closing of the proposed merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger will not occur; (ii) the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability;

(iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (iv) unanticipated difficulties or expenditures relating to the proposed merger, the response of business partners and competitors to the announcement of the proposed merger, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger; (v) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (vi) the response of Company stockholders to the merger agreement; and (vi) those risks detailed in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by the Company from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. The Company cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.